U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2013 (September 10, 2013)

Ace Marketing & Promotions, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Ace Marketing & Promotions, Inc. (the “Company”) was held on September 10, 2013. At the meeting, a total of 28,662,177 shares were present in person or by proxy. At the meeting, the stockholders of the corporation were asked to approve three proposals. The first two proposals required a majority of the outstanding shares to approve each proposal and the third proposal required a majority of those present at the meeting to approve such proposal.

The first proposal was to ratify, adopt and approve the filing of an amendment to the Company’s certificate of incorporation to change our name to “Mobiquity Technologies, Inc.” Of the 45,383,682 shares outstanding, 28,662,177 shares were voted as follows: 28,308,191 shares were voted in favor of the name change (equivalent to 62.3% of the outstanding shares), 20,656 shares were voted against (equivalent to 0.045% of the outstanding shares) the name change and 333,330 (equivalent to 0.73% % of the outstanding shares) shares abstained from voting. Accordingly, proposal no. 1 was passed by stockholders. Management believes that the Company’s new name will better reflect its direction as a technology company focusing on connecting fans and brands through mobile, social and online platforms. The Company has obtained a new cusip number for Mobiquity Technologies, Inc. (cusip no. 60743F 102) and the Company has applied with Financial Industry Regulatory Authority, Inc. (“FINRA”) to reflect the name change and to obtain a new symbol. A press release will be issued by the Company and filed under an amended Form 8-K as soon as the new symbol is obtained by FINRA.

The second proposal was to ratify, adopt and approve the filing of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares, $.0001 par value, to 200,000,000 shares, $.0001 par value. .. Of the 45,383,682 shares outstanding, 25,939,248 shares were voted in favor of the increase in the number of authorized common shares (equivalent to 57.1% of the outstanding shares), 1,828,324 shares were voted against this proposal (equivalent to 4.0% of the outstanding shares) and 894,605 shares (equivalent to 1.97% of the outstanding shares) abstained from voting. Accordingly, proposal no. 2 was passed by stockholders.

The third and final proposal was to ratify, adopt and approve an amendment to the Company’s 2009 Employee Benefit and Consulting Services Compensation Plan to increase the number of shares subject to the Plan to 10,000,000 shares. Of the 28,662,177 shares present at the meeting in person or by proxy, 20,533,274 shares were voted in favor of the amendment to the 2009 Plan (equivalent to 71.6% of the shares present at the meeting), 2,001,682 shares voted against the amendment to the 2009 Plan (equivalent to 6.9% of the shares present at the meeting) with 694,305 shares (equivalent to 2.4% of the shares present at the meeting) abstaining from voting and 5,432,916 shares representing broker non-votes.

Item 9.01.       Financial Statements and Exhibits.

Exhibit	Description

3.1	Amendment to Certificate of Incorporation. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACE MARKETING & PROMOTIONS, INC.

Dated: September 11, 2013	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Office